                                                      REGISTRATION NO. 333-78965

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 OMNICARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                                      31-1001351
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)

       100 EAST RIVERCENTER BLVD. - SUITE 1600, COVINGTON, KENTUCKY 41011;
                                 (606) 392-3300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                CHERYL D. HODGES
                                 OMNICARE, INC.
                    100 EAST RIVERCENTER BLVD. -- SUITE 1600
                    COVINGTON, KENTUCKY 41011; (606) 392-3300

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                   MORTON A. PIERCE                    JOSEPH M. RIGOT
                    MARC R.PACKER                THOMPSON HINE & FLORY LLP
                DEWEY BALLANTINE LLP             2000 COURTHOUSE PLAZA N.E.
            1301 AVENUE OF THE AMERICAS           DAYTON, OHIO 45401-8801
              NEW YORK, NEW YORK 10019

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]






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                                EXPLANATORY NOTE

        A total of 84,500 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Omnicare, Inc., a Delaware corporation (the "Company"), were registered under the Securities Act of 1933 by the filing of a Registration Statement on Form S-3 (File No. 333-78965) (the "Registration Statement"). The Registration Statement was declared effective on May 28, 1999.

        Such shares of the Common Stock were registered for resale by (i) Synergy Healthcare Services, L.L.C. ("Synergy"), or (ii) the members of Synergy (the "Synergy Members"), if, instead of selling those shares of Common Stock, Synergy distributes some or all of such shares to the Synergy Members. The 84,500 shares registered represented the maximum number of shares of Common Stock which the Company was prepared to issue to Synergy pursuant to the terms of the Asset Purchase Agreement among SHC Acquisition Co., LLC, Synergy, the Synergy Members and the Company dated as of May 7, 1999 (the "Agreement"). A total of 64,254 shares of Common Stock were actually issued pursuant to the Agreement, and, accordingly, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 20,246 shares of Common Stock which were not issued.

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


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky on the 10th day of June, 1999.

                                        OMNICARE, INC.

                                      By: /s/ Cheryl D. Hodges
                                          ---------------------------------
                                          Cheryl Hodges, Senior Vice President
                                             and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signatures                       Title                       Date
        ----------                       -----                       ----
*                                Chairman and Director            June 10, 1999
---------------------------      (Principal Executive Officer)
Edward L. Hutton

*                                President and Director           June 10, 1999
---------------------------      (Principal Executive Officer)
Joel F. Gemunder


*                                Senior Vice President and        June 10, 1999
---------------------------      Chief Financial Officer
David W. Froesel, Jr.            (Principal Financial Officer
                                 and Principal Accounting
                                 Officer)

*
---------------------------
Timothy E. Bien                  Director                         June 10, 1999

*
---------------------------
Charles H. Erhart, Jr.           Director                         June 10, 1999

*
---------------------------
Mary Lou Fox                     Director                         June 10, 1999

*
---------------------------
Geraldine A. Henwood             Director                         June 10, 1999

/s/ Cheryl D. Hodges
---------------------------
Cheryl D. Hodges                 Director                         June 10, 1999


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


*
---------------------------
Thomas C. Hutton                 Director                         June 10, 1999

*
---------------------------
Patrick E. Keefe                 Director                         June 10, 1999

*
---------------------------
Sandra E. Laney                  Director                         June 10, 1999

*
---------------------------
Andrea R. Lindell                Director                         June 10, 1999


----------------------------
Sheldon Margen                   Director                         June 10, 1999

*
----------------------------
Kevin J. McNamara                Director                         June 10, 1999

/s/ Cheryl D. Hodges
----------------------------
* by Cheryl D. Hodges as attorney-in-fact

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